Exhibit 99.1
On April 8, 2025, Redwire Corporation (the “Company”) presented at the 40th Annual National Space Symposium, which was live-streamed and immediately available for replay on the Company’s youtube channel (https://www.youtube.com/live/0mVWuq7kgv0?si=92mYVkA0dygwZJa6).

Below includes the transcript of the aforementioned presentation.

Combining Air + Space Capabilities:
Future of Connected Battlespace
Jacqueline Feldscher, Managing Editor, Payload
Peter Cannito, Chairman and CEO, Redwire
Redwire Booth, National Space Symposium
April 8, 2028

Jacqueline Feldscher:
Great. Good morning, everyone. I am Jacqueline Feldscher, the managing editor of Payload and I'm so excited to be conducting this fireside chat today with Pete Cannito, the CEO of Redwire. We're going to talk about how the company is approaching connecting the battlespace with space assets, their expansion abroad and much more.

Peter Cannito:
Perfect

Jacqueline:
So we have a lot to cover and not a lot of time. Let’s jump right in.

I want to start talking about Redwire’s acquisition of Edge Autonomy. It's supposed to close in this quarter, the second quarter of 2025. Can you walk me through your thinking leading into the acquisition? You know, why you felt that the company was an important acquisition for Redwire and how its tech will work together with Redwire’s once the acquisition goes through?

Pete:
Sure. Yeah, happy to. So, first of all, thank you for doing this. And it's good to be here at Space Symposium. It's always such an energetic place. So, when you think about national security and the future of warfighting, what you quickly realize, and of course Redwire is not driving this, our customers understand this, is the future fight is going to be an all-domain fight. We're beyond this idea of there being different branches that go into the fight or actually even single countries or single nations anymore going in to fight. So everything has to be integrated, right? And of course, an advanced warfighting concept, this is what our customers call all-domain warfighting. And there's prominent programs out there like the Joint All Domain Command and Control System, things like that.

Well, Redwire, obviously we do civil and commercial work, but we also do national security work. And we want to make sure that we're keeping pace and delivering capabilities for our national security customers that fit with their warfighting concepts, right? And so when you think about warfighting or space as a warfighting domain, which it very much is, you have to think about how is space going to be a part of the broader all-domain battlefield, and as Redwire started looking at this, it happened to coincide with the development of our VLEO platform, SabreSat, where people started referring to SabreSat colloquially as an orbital drone. And a little bit of a light bulb went off at that point where it was like, okay, so you have these multi-orbits and you have great missions in GEO and MEO and LEO, and you also have the airborne domain, and that has multiple levels to it as well.

And then all of a sudden you have VLEO in the middle where you can do both space missions, but also some missions that are traditionally done by a high altitude airborne, and you start thinking to yourself that that line between airborne and space is really arbitrary. Ultimately, what our customers care about is results, is about the mission, right? So if you're doing overhead ISR, it doesn't matter, you know, whether you're doing it, you know what elevation they don't care about. The customers don’t say1 I don't want the intelligence unless it comes from this area, what they care about is the result. They care about the product. So, then we started looking at this and we said, hey, you know, this is a real opportunity for us to bring space and airborne together to provide that multi-domain, fully full integrated missions, and that'll be a key differentiator, especially for a company our size.

Jacqueline:
I know you're limited in what you can say while the acquisition hasn't closed, but is there any update you can provide on the status? Is it still on track to close this quarter?

1 Phrase added for clarification.

Pete:
Well, yeah, we're very public about it, you know, in the sense that we keep making public announcements as you're as you have to with these things. So, we announced obviously, we put a press release out about clearing all the regulatory hurdles, which is a big hurdle, not only the regulatory hurdles associated with HSR in the U.S., but also regulatory hurdles with the UK and Latvia since Edge has a really strong presence in Europe. So that was a was a huge milestone that we announced.

We recently filed an 8-K to publicly disclose the pro forma financials - Edge - their financials are out as well. That's another big milestone. And now we're driving through, you know, that those kind of last SEC-related filing processes that you need to go to close, which are primarily administrative. So, we're on track, as I said, in our last earnings call, to close and really excited about getting it done and getting to the part where we're talking about new cutting-edge technical solutions.

Jacqueline:
So you've laid out some of the use cases where air and space can kind of pair nicely together. What, what other opportunities are opened up by, you know, using space, both for the ISR capabilities that you're talking about, kind of sharing that responsibility between drones and space, but also in terms of the command and control that you alluded to. Kind of what, what efficiencies or what opportunities do you see there?

Pete:
Yeah, well, this is twofold. There's technical and there's operational, right? So, if you think about a spacecraft versus an aircraft, other than the area, the environment that they operate in, a lot of the functions, core functions are very similar. It's optics, it's avionics, it's structures, it's some sort of propulsion. So, there's a lot of technical synergy.

So, for instance, we make cameras and electro optic infrared payloads. Very shameless plug here, obviously, for Orion and as well as the Blue Ghost Lunar Lander IM-1and -2. So we're an optics company. Edge Autonomy makes payloads for optical payloads for UASs. Not only do they make the platforms, but they make the payloads themselves. In fact, in some cases they're a merchant supplier selling the payloads to other competitors as well. So, from a technical perspective, even when you start looking at autonomy software, there's a lot of synergy.

When you start looking at the operational, you say, okay, let's think about how things are evolving. And there's a couple of really-high value use cases. One that I like is, I've been involved in ground and airborne ISR integration early in my career very deeply. And there's this concept of going from wide area to narrow field of view, where you might be using in a multi-domain, multi-sensor architecture, wide-area radar in order to detect anomalies, and then you switch, or slew to cue, some sort of narrow field of view, higher fidelity, higher resolution, electro optic thing. Well, the same thing applies with collaboration between space and UASs. If you think about maybe a LEO or GEO platform, having a really wide field of view area that with lower resolution, but they can detect anomalies and say, well I can't tell you what this is, but I can tell you that there's something here you should look at and that could cue some sort of ready to go tactically field-launched, like Edge Autonomy’s capability is, to go take a broader look. This has implications on border control. This has obviously battlefield implications.

So that's a good example. But another one is if you look, one of the reasons we really like Edge is they have a competitive differentiator because they acquired a company that had a particular battery technology that gives them a longer range and longer duration than any other UAS in their class and they’re what's called a Class-2 UAS. And, because of that, they're able to do with a Class-2 platform, which is a less expensive platform, Class-3 UAS missions, which is a larger, more expensive platform.

The problem is, is after you start extending your range to a certain degree, you start to outpace your communications. Well, what's the answer to that? It's space, right? You can start communicating with space to do over-the-horizon-type communications. And so, in that particular case, it adds a natural evolution for them to grab Class-3 missions at a lower price point using a Class-2 space-enabled, you know, high-efficient, energy-enabled capability.

Jacqueline:
So, you've alluded to the fact that having a connected battlefield across domains is a top priority for the Pentagon. Can you provide any insight into, you know, interest you're hearing from the Defense Department or, you know, a high-level overview of kind of how you're seeing the customer approach, this combination of capabilities?

Pete:
Well, they're leading and, and you mentioned the Pentagon, but this is international. Redwire is an international company. We have SabreSat, our VLEO platform. We also have Phantom, which is supporting Skimsat, which is a European capability, too. So, it's not just the DOD in the U.S. it's the MOD is very interested in this concept as well. And, you know, they're setting the pace in terms of the Multi-Domain fight. They're the experts, the mission experts.

What we're trying to do is listen. We, of course, have people with military operational experience in our company as well, listen, understand, and then provide them the capability that meets their needs. So, it's a partnership being highly engaged in venues like this where we come and we talk to the uniformed personnel about where their needs are is how we is how we keep; that's what we set as our kind of compass for where we're going next.

Jacqueline:
So we've talked about drones so far, since Edge Autonomy is obviously a drone manufacturer and I think, you know, it makes a lot of sense as you think about blurring the line between air and space. But how do you see space playing a role in other domains? In ground and sea in in future conflicts? Do you see a role there for space assets?

Pete:
First of all, I had to check my socks because the last time I did this and I'm on the platform, I got ridiculed for my socks. I have foxes today,…

Jacqueline:
You have foxes?

Pete:
so that should be pretty safe. So the, you know, space is the ultimate high ground, right? And it's both a mission unto itself when you talk about exploration or space as a war-fighting domain, but it's also the ultimate enabler for communications, for earth observation. So the really, I mean, the exciting thing about being part of this industry is the number of ways that we can leverage space for commercial, civil, national security missions, is more than we've even come up with to this point.

Like, we're constantly coming up with new ways to use space. So obviously Redwire is very involved in microgravity manufacturing. I think we're just starting to scratch the surface, as an example, of how you can use the unique attributes of manufacturing microgravity to create advanced materials that you couldn't build here terrestrially on Earth, so that's an example as well. But there's many others, obviously.

[It's great for communications. And so people like John Deere, companies that are leaning forward, I actually believe, of course, I'm biased that every commercial company should be saying to themselves, how should space, how could space support my business model? So it seems certainly at this show, but also more broadly, you can't have a conversation about space today without talking about AI and machine learning.

Jacqueline:
So how do you see, you know,]2 those technologies playing into this? You know, especially when you're trying to control swarms of drones …

Pete:
100%

Jacqueline:
potentially, not necessarily, you know, there will be times and we're going to talk about this, but, you know, there will be times when humans are in the loop. But you know how do A.I.-machine learning help when there are times that maybe a human doesn't have to be in the loop?

Pete:
Yeah. Yeah, absolutely. So, the so what A.I. brings to the table, regardless of the application, is a faster processing and understanding of large volumes of data. That is the, if you were to abstract everything away, that is what A.I. is good at, and you could probably add to that that they do it 24-hours, seven-days-a-week, and they don't, and it doesn't get tired. Right? From Redwire’s perspective, our two main thrusts for the use of A.I. in space, and drones as well, is twofold.

Number one is computer vision - the ability to process pixels and find things that humans couldn't find, especially in really large datasets or really quickly, is another cable or somewhere humans can't go when you start. We're openly have talked about our collaboration with Stanford, their CAESAR lab, where they're looking at using A.I. to identify satellites on orbit for proximity, rendezvous and proximity operations. You can use, quite frankly, what I call “shadowology” or the shapes of the shadows to determine the 3D shape of an approaching satellite or an approaching object. That's an example.

2 For reader clarification, dialogue between brackets included in transcript but does not appear in video link.

So, computer vision is somewhere we're investing a lot of money. I'm looking at Kuldeep, one of our PhDs in A.I. out of Luxembourg. We're investing in that. The same thing applies for Edge.

The other is autonomy. Anybody here who operates satellites knows that during a crisis, especially when you're talking about dealing with proliferated architectures, the workload becomes overwhelming. And so you need automation.

I don't necessarily advocate that you ever take humans out of the loop, but humans should be there to make critical decisions, not to perform routine, repetitive tasks. So, putting A.I. up on the satellites, putting A.I. into the operations center, you can reduce that workload and make operations much more efficient. So we're very focused on that as well.

Jacqueline:
So, Payload published a story in January with the headline “The Hottest Trend in Space is a Defense Pivot,” which included the Edge Autonomy acquisition as one of probably half a dozen data points of space companies who are seeing new opportunities for national security and, you know, making that pivot. So, you know, from your point of view, what opportunities do you see in defense? And as much as you can speculate, you know, why do you see the industry more broadly turning this way?

Pete:
Yeah, it's interesting. So first and foremost, the beauty of Redwire, and one of the things that adds to our resiliency, is we work in civil, national security, commercial space, international space.

So regardless of where the trend is, a couple of years ago, commercial space was really hot, so we were able to lean into that. We can pivot to national security because we're already there. We’ll lean into that if the trend changes again. We're adaptable and we can move out.

But I think in the early years, maybe a decade ago, depending on where you're sitting, people just saw space as a national security enabling capability. They never thought of it as a warfighting domain in-and-of itself. But the fact of the matter is, is that's changed, and our customers have been very vocal about that. So the future of national security space is monitoring, defending and doing other operations of that ilk in space for space. And that's where I see the trend going because it's an incredible capability.

Our adversaries, they watch what we're doing, and starting with the first Gulf War all the way through what's going on in the Ukraine, everybody saw that space is a huge competitive differentiator on the battlespace, and so they have to counter that, and so you have a lot of investment from U.S. adversaries to try to counter our space dominance and the space dominance of our allies as well.

And we have to be able to defend that. We have to understand what's going on in that domain the same way that we have to protect freedom of operations on the high seas. So I see it as very analogous.

And I think I think we're just getting started because that is a monumental undertaking. That is a huge paradigm shift which can translate into a lot of investment in terms of building up the architectures that require that and that's all in addition to space’s traditional role in things like communications and missile defense.

You know, obviously, if you read the headlines right now about Golden Dome, space is absolutely critical to that. So, there's going to be a lot of investment there.

So, if you're working in the national security side of space right now, I think you're you know, you're where the puck is headed.

Jacqueline:
So, I think we've talked a lot about the Edge Autonomy acquisition. You guys have taken a pretty aggressive approach to acquisitions so far. Are there any, I understand you can't preview specific plans, but are there any other like, sectors that you think would make good partners, or holes in your portfolio that you think need to be filled, that we could expect to see, you know, maybe future action?

Pete:
Yeah, I mean, I wouldn't say we have holes in our portfolio.

We're pretty opportunistic. We look for really strong value plays. We don't overpay. So, I think right now we're really pleased with where we're sitting, and of course, we got to close this one, as you said. From a technological perspective, I am a huge advocate of software, A.I., and just other general software enable, and I don't, I think the best products out there tend to be software integrated with hardware. So that's a part of our portfolio where we have a great software capability, but I don't think you can ever get enough of it. I have a little bit of a bias there, so I think we're interested in that.

But, we look at a lot of stuff comes across our view and we're constantly looking and the price matters as well, so.

Jacqueline:
So, you've recently had some news about Redwire looking overseas more, you mentioned you know, for the national security missions, a lot of interest coming from the ministries of defense outside of the U.S., what opportunities do you see internationally for Redwire? Are there any particular tech that you see, you know, outside countries being interested in?

Pete:
Yeah, Yeah, of course. So, I'm very bullish on Europe. This is no secret. I just came back from Poland. We had a ribbon cutting there, opening a new office in Warsaw. I didn't actually realize this until I got there and, I was talking to the Polish press and they asked me, how does it feel to be the first American space company to open an office in Poland? So, I didn't realize that we were a pioneer in that way, but I'm very proud of the fact that we are.

The fact of the matter is, Europe is waking up to the idea that they need to be more autonomous when it comes to space and defense. Now, before, there was a really strong trend where I think Europe was waking up to the fact that they wanted to be more autonomous in space. Now we've added, because of the policies of the current U.S. administration, you add defense to that, that's a real opportunity for Redwire because we have over 200 people working in Europe, in European facilities, manufacturing facilities, and in an environment where there hasn't been a lot of investment, so there's not a lot of capability in space and defense manufacturing facilities, expertise, proven performance. Whereas out of our Belgium and Luxembourg office, and particularly in Belgium, where our company Redwire Space N.V. has been flying missions in Europe, you know, full scale missions for decades, that really positions us well to take advantage of that trend.

And I'd be remiss if I didn't talk about this incredible mission going on right now called Proba-3, which we publicly talked about when that took off. That's out there now, two satellites flying in high precision formation. This is for a scientific purpose, to ultimately create a artificial eclipse so that we can study the corona forces of the sun, but that kind of technical and engineering acumen, that's world class. You know, forget about Europe, US, China, whatever, that's world class, wherever you are to be able to that kind of do that kind of precision flying. That's our European Redwire facility. So, we have the capability as more investment goes into space and defense to do these world class missions. And so I'm super excited about that.

Jacqueline:
Looking maybe five years out, how do you expect, like your revenue will be split between domestic and overseas?

Pete:
Oh, jeez, yeah, I don't, that's a tough one. I could, it will be something that nobody could guess, I'm sure, right? But, uh…

Jacqueline:
Fair enough

Pete:
The nice thing is, is I don't have to guess. Like I said, we do civil, commercial, national security, international U.S. We’ll pivot as required and that adds to our resiliency.

But maybe if you would ask me that question six months ago, I would have been a little bolder, but these days, you know, I'm not making too many bold predictions.

Jacqueline:
Fair enough. You mentioned the opening of your new office in Poland. Poland has obviously been, you know, increasing its contribution to ESA, but I don't think when people think about space nations, Poland probably isn't on the top of most people's head, top of their mind….

Pete:
Good, because we'll be well positioned.

Jacqueline
So, can you talk about why you picked that location and what you saw there that drew you to open the new office there?

Pete:
Well, you know, it's I don't know how many people have had an opportunity to go to Poland. I was in Warsaw like we were just talking about. It's an incredible, a very metropolitan country. They have an incredible workforce. And as you stated, they're very forward looking.

Obviously, they have a really important geopolitical position in the world right now. So, they understand the realities of defense and national security. They're very enthusiastic in space.

I think space for any emerging nation is a great place to go because there's somewhere where your investment can have a lot of impact right away. You're probably not going to be producing the best tanks in the world overnight, but because space is an emerging industry in-and-of itself, emerging nations can get in on space and like I said, have a really meaningful impact. I think they recognize that.
So it's a combination of a country that is really leaning forward in terms of space and national security, as well as just has a extraordinary, highly educated workforce in a metropolitan European setting that I think is really attractive place for investment.

Jacqueline:
Last week you tapped Mike Gold to lead your international expansion, you know, building on your push overseas…

Pete:
Well, he was already doing the job. We just made it official.

Jacqueline:
Can you talk a little bit more about kind of what people should expect him to be doing in that role? Is it visibility, overseas relationship building? Kind of how do you see that role in terms of expanding your international reach?

Pete:
Yeah, well, I'm only half joking when I say he was already doing it. So, you know, Mike Gold is obviously integral to the formation of the Artemis Accords. So, he has deep relationships across all the international space agencies, and as our chief growth officer, he was out there. One of the things that we found, though, is that when Mike's out there talking to the agencies, helping them understand how we can help them realize their vision and in some cases even helping them shape their vision, he needed direct access and direct control over the actual people who were executing the work. And by putting that together, we get the best of both worlds. We get Mike going out there and engaging, but being able to bring with him along with him, both European and U.S. subject matter experts that can also deliver. So closing that gap was a part of it.

In addition to that, it's also on purpose that both international and civil space are in the same organization. Mike was obviously highly involved in NASA, but more than that, when you look at our microgravity, world class microgravity development technologies made in Greenville, Indiana, these are not ITAR weapons-system-type technology. There should be much greater collaboration between what we're doing in the U.S. in terms of civil and commercial space with what's going on overseas. By putting that under Mike, we have the ability to partner more closely.

One of the interesting things I think about Europe and other nations developing their space programs is it should be collaborative with the United States within the limits of our export control laws. We should be able to mentor, you know, get licenses to sell technologies and to share technologies in an appropriate way, and that will help them build their base over time. And so that's a part of it, too. So, Mike's got a pretty big job, but he can handle it.

Jacqueline:
You already mentioned the Proba-3 mission where you're working with Europe. Redwire also received a contract last month to design a Mars spacecraft concept for ESA. Can you talk a little bit about how you're approaching that mission, and you've talked about all the sectors that you're involved in, interplanetary is a new one…

Pete:
100%

Jacqueline:
So yeah, can you talk a little bit about that?

Pete:
Yeah, yeah, yeah. Okay. So, we're very involved in Moon-to-Mars. I think our last panel might have been about that and which we had former NASA Administrator Jim Bridenstine as well. So obviously, we're connected in that regard, it's really an important part of our portfolio at the same level of national security space.

I think, what's notable to me about the LightShip Study Award, was that it underscores that we are thought of as a full systems and mission prime in Europe. Our reputation in the U.S., although this is changing rapidly now that we have seven satellite, or five spacecraft, and soon to be two airborne platforms, that we're not just a merchant supplier, but our reputation and still core to our business is that merchant supplier role in the US.

But in in Europe, we can compete with the Thaleses and the Airbuses on these are a high value, sophisticated missions, and things like Proba demonstrate, and that's a long history, not just Proba-3, but all of the Proba systems demonstrate that. And then LightShip just re-underscores the fact, that when you're looking at Redwire as a company, especially in Europe is we can operate at that level. And I think, both in the U.S. and Europe, and really around the world, people are looking for fresh blood. They're looking for nontraditional, new midsize, agile companies that can be as dependable as the large primes, but maybe a little bit more agile.

Jacqueline:
You mentioned your work on the moon-to-Mars. We talked about the Mars part of that, but I want to shift to the moon part of that. I think you alluded to earlier the Redwire tech that flew on the recent commercial moon missions…

Pete:
Yeah

Jacqueline:
but can you talk a little bit more about your involvement in those missions and how everything fared?

Pete:
Yeah, so everything worked great.

So, if you see the obviously the pictures that came off of Orion were amazing. You kind of saw the earth rising above the moon that came from a Redwire camera. IM-1 and IM-2, as far as I'm aware they worked, nobody said otherwise that they didn't work nominally, and we got some great imagery out of that as well. And then, of course, the stunning images coming off a Blue Ghost.

You know, I joke with my team or I say, well, maybe we should give away the cameras for free and just get a license on every time one of those, if I had a dime for every time somebody looked at those amazing photos, that would certainly be a great revenue source. But so we're very proud of the work that we've done there.

We're, of course, working on a really extraordinary program called MASON, where we're using RF-sintering, using microwaves to potentially build landing pads on the moon. Using that technology, which will be critical for building US, or building infrastructure on the moon. And of course, you have LightShip and a number of other Mars capabilities that we're looking at as well.

So to us, Moon, Mars, deep space, we have been part of deep space missions as well. We're a space infrastructure company. We have a role to play in all those missions. So.

Jacqueline:
Well,great. We've covered a lot of ground today. I think that's probably a good note to end on. Any closing thoughts? Final words from you?

Pete:
No, other than thank you. And it's a super exciting time to be part of the space industry, and, you know, we're really proud of what we're doing here. Regardless of what may be happening in the stock market or in the economy or geopolitically or anything like that, I can't think of an industry that has more opportunity right now than space. So it's really thrilling to be a part of it.

Jacqueline:
Absolutely. Thank you so much for doing this. And thank you, everyone.

Additional Information and Where to Find It
Redwire has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on April 7, 2025 relating to a special meeting of Redwire’s stockholders (the “proxy statement”). The information in the preliminary proxy statement is not complete and may be changed. A definitive proxy statement will be filed with the SEC and delivered to stockholders of the Company. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REDWIRE, EDGE AUTONOMY, THE TRANSACTION AND RELATED MATTERS. Stockholders are able to obtain free copies of the preliminary proxy statement and will be able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the preliminary proxy statement and, when available, the definitive proxy statement and other documents filed with the SEC by the parties on investor relations section of Redwire’s website at redwirespace.com.

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Forward-Looking Statements
Readers are cautioned that the statements contained in this communication regarding expectations of our performance or other matters that may affect our or the combined company’s business, results of operations, or financial condition are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this communication, including statements regarding our or the combined company’s strategy, financial projections, including the prospective financial information provided in this communication, financial position, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, the entry into the potential business combination, the expected benefits from the proposed business combination, the expected performance of the combined company, the expectations regarding financing the proposed business combination, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “continued,” “project,” “plan,” “opportunity,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “could,” “intend,” “shall,” “possible,” “forecast,” “trends,” “contemplate,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
These factors and circumstances include, but are not limited to (1) risks associated with the continued economic uncertainty, including high inflation, effects of trade tariffs and other trade actions, supply chain challenges, labor shortages, increased labor costs, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending or suspension of investment in new or enhanced projects; (2) the failure of financial institutions or transactional counterparties; (3) Redwire’s limited operating history and history of losses to date as well as the limited operating history of Edge Autonomy and the relatively novel nature of the drone industry; (4) the inability to successfully integrate recently completed and future acquisitions, including the proposed business combination with Edge Autonomy, as well as the failure to realize the anticipated benefits of the transaction or to realize estimated projected combined company results; (5) the development and continued refinement of many of Redwire’s and the combined company’s proprietary technologies, products and service offerings; (6) competition with new or existing companies; (7) the possibility that Redwire’s expectations and assumptions relating to future results and projections with respect to Redwire or Edge Autonomy may prove incorrect; (8) adverse publicity stemming from any incident or perceived risk involving Redwire, Edge Autonomy, the combined company, or their competitors; (9) unsatisfactory performance of our and the combined company’s products resulting from challenges in the space environment, extreme space weather events, the environments in which drones operate, including in combat or other areas where hostilities may occur, or otherwise; (10) the emerging nature of the market for in-space infrastructure services and the market for drones and related services; (11) inability to realize benefits from new offerings or the application of our or the combined company’s technologies; (12) the inability to convert orders in backlog into revenue; (13) our and the combined company’s dependence on U.S. and foreign government contracts, which are only partially funded and subject to immediate termination, which may be affected by changes in government program requirements, spending priorities or budgetary constraints, including government shutdowns, or which may be influenced by the level of military activities and related spending, such as in or with respect to ongoing or future conflicts, including the war in Ukraine, or as a result of changes in international support for military assistance to Ukraine; (14) the fact that Redwire is and the combined company will be subject to stringent economic sanctions and trade control laws and regulations; (15) the need for substantial additional funding to finance our and the combined company’s operations, which may not be available when needed, on acceptable terms or at all; (16) the dilution of existing holders of Redwire Common Stock that will result from the issuance of additional shares of Redwire Common Stock as consideration for the acquisition of Edge Autonomy, as well as the issuance of Redwire Common Stock in any offering that may be undertaken in connection with such acquisition; (17) the fact that the issuance and sale of shares of Redwire Preferred Stock has reduced the relative voting power of holders of Redwire Common Stock and diluted the ownership of holders of our capital stock; (18) the ability to achieve the conditions to cause, or timing of, any mandatory conversion of the Redwire Preferred Stock into Redwire Common Stock; (19) the fact that AE Industrial and Bain and their affiliates have significant influence over us, which could limit your ability to influence the outcome of key transactions, as well as AE Industrial’s increased voting power resulting from its receipt of the Equity Consideration; (20) the fact that provisions in our Certificate of Designation with respect to our Redwire Preferred Stock may delay or prevent our acquisition by a third party, which could also reduce the market price of our capital stock; (21) the fact that our Redwire Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our other outstanding capital stock; (22) the possibility of sales of a substantial amount of Redwire Common Stock by our current stockholders, as well as the equity owners of Edge Autonomy following consummation of the transaction, which sales could cause the price of Redwire Common Stock to fall; (23) the impact of the issuance of additional shares of Redwire Preferred Stock as paid-in-kind dividends on the price and market for Redwire Common Stock; (24) the volatility of the trading price of Redwire Common Stock; (25) risks related to short sellers of Redwire Common Stock; (26) Redwire’s or the combined company’s inability to report its financial condition or results of operations accurately or timely as a result of identified material weaknesses in internal control over financial reporting, as well as the possible need to expand or improve Edge Autonomy’s financial reporting systems and controls; (27) the possibility that the closing conditions under the Merger Agreement necessary to consummate the Mergers will not be satisfied; (28) the effect of any announcement or pendency of the proposed business combination on Redwire’s or Edge Autonomy’s business relationships, operating results and business generally; (29) risks that the proposed business combination disrupts current plans and operations of Redwire or Edge Autonomy; (30) the ability of Redwire or the combined company to raise financing in connection with the proposed business combination or to finance its operations in the future; (31) the impact of any increase in the combined company’s indebtedness incurred to fund working capital or other corporate needs, including the repayment of Edge Autonomy’s outstanding indebtedness and transaction expenses incurred to acquire Edge Autonomy, as well as debt covenants that may limit the combined company’s activities, flexibility or ability to take advantage of business opportunities, and the effect of debt service on the availability of cash to fund investment in the business; (32) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (33) costs related to the Transactions; (34) a significant portion of Edge Autonomy’s revenues result from sales to customers in Ukraine, which sales have been declining and may continue to decline in the event that the war and hostilities in Ukraine end, decline or change, or as a result of changes in international support for military assistance to Ukraine; and (35) other risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the SEC by Redwire. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward-looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this communication are made as of the date of this communication, and Redwire disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on forward-looking statements.